Exhibit 99.1

DESTINATION MATERNITY ANNOUNCES EXTENSION OF CEO CONTRACT

Company Conducting Comprehensive Review of Compensation and Benefits Program

MOORESTOWN, N.J. – (July 30, 2018) – Destination Maternity Corporation (NASDAQ: DEST) (the “Company”) announced today that the Company and Chief Executive Officer Marla Ryan have extended from July 30, 2018 to September 30, 2018 the date by which they intend to enter into a new and more complete employment agreement. In tandem, the Compensation Committee of the Board of Directors (the “Compensation Committee”) has commenced a formal review of Destination Maternity’s corporate compensation and benefits program. The Company believes the review process will take approximately three months. As such, Ms. Ryan’s annual and long-term incentives, as well as her total compensation package will be designed to align with the Company’s new policies following the review.

The Company’s Independent Chair of the Board of Directors, Anne-Charlotte Windal, said, “Since late May 2018, the Compensation Committee has commenced a comprehensive review of the company’s pay practices with the goal of establishing a stronger link between pay and performance. The Compensation Committee has determined it is in the company’s best interests to extend Marla Ryan’s initial employment contract while the comprehensive review is in process so that Ms. Ryan’s new employment agreement can incorporate the results of the Committee’s comprehensive review.”

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release or made from time to time by management of the Company, including those regarding management changes and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this release. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 28, 2017, Destination Maternity operates 1,147 retail locations in the United States, Canada and Puerto Rico, including 501 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 646 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of October 28, 2017, Destination Maternity has 208 international franchised locations, including 16 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Contact

Sloane & Company

Dan Zacchei / Erica Bartsch, 212-486-9500

Dzacchei@sloanepr.com / EBartsch@sloanepr.com

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